Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Oaktree Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Oaktree Funds for the period ended October 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Oaktree Funds for the stated period.

/s/John Sweeney John Sweeney President	/s/Susan Gentile Susan Gentile Chief Financial Officer
Dated: January 02, 2018	Dated: January 02, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Oaktree Funds for purposes of Section 18 of the Securities Exchange Act of 1934.